Exhibit 4.23

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of February 7, 2011 (this “Agreement”), is between (i) CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a Delaware corporation (the “Company”), and (ii) MARK KAUFMAN (the “Initial Shareholder”, and collectively with the Initial Shareholder, the “Parties”, and each individually, a “Party”).

WHEREAS, on the date hereof, the Initial Shareholder has been issued the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth on Schedule A attached hereto (collectively, the “Shares”), in connection with the Company’s purchase from the Initial Shareholder and Barclays Wealth Trustees (Jersey) Limited, in its capacity as trustee of The First National Trust (together with the Initial Shareholder, the “Sellers”) of (i) 3,751 Class A Shares, par value $1.00 per share, of Peulla Enterprises Limited, a private limited liability company by shares organized under the laws of Republic of Cyprus (“Peulla”), and (ii) 1,500 Class B Shares, par value $1.00 per share, of Peulla pursuant to that certain Share Sale and Purchase Agreement, dated as of February 7, 2011, by and among the Company, the Sellers and Polmos Bialystok S.A. (the “Purchase Agreement”);

WHEREAS, the Shares constitute the Share Consideration (as defined in the Purchase Agreement);

WHEREAS, the Shares have not been registered under the Securities Act (as hereinafter defined) or any state securities laws; and the certificates representing such shares of Common Stock bear a legend restricting their transfer; and

WHEREAS, in connection with the foregoing, the Company has agreed, subject to the terms, conditions and limitations set forth in this Agreement, to provide the Shareholder with certain registration rights in respect of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

“100% Affiliate” means, with respect to any Shareholder, an Affiliate (i) that directly or indirectly owns one hundred per cent of the securities of such Shareholder, (ii) one hundred per cent of whose securities are directly or indirectly owned by such Shareholder, or (iii) one hundred per cent of whose securities are directly or indirectly owned by an Affiliate that directly or indirectly owns one hundred per cent of the securities of such Shareholder; provided that for so long as the Initial Shareholder remains the primary beneficiary and protector of The First National Trust, The First National Trust shall be deemed to be a 100% Affiliate of the Initial Shareholder.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such first Person; provided that for so long as the Initial Shareholder remains the primary beneficiary and protector of The First National Trust, The First National Trust shall be deemed to be a 100% Affiliate of the Initial Shareholder.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” has the meaning set forth in the recitals.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled,” “Controlled by” and “under common Control with” shall be construed accordingly.

“Equity Interest” means:

(a)	with respect to a company, any and all shares of capital stock;

(b)	with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests or other partnership or limited liability company interests; and

(c)	any other direct equity ownership or participation in a Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Known Competitor” means a Person who, at the time of such transfer, the Shareholder knows is a competitor of the Company.

“Losses” has the meaning set forth in Section 5.1.

“Misstatement/Omission” has the meaning set forth in Section 5.1.

“Non-Registration Expenses” means (a) all overhead and compensation expenses relating to officers, directors, and employees of the Company performing legal or accounting duties, and (b) qualification, filing, printing, messenger and delivery fees and expenses and all reasonable fees and disbursements of legal counsel, accountants, management and other advisors relating to any filings of the Company made with the Commission prior to and following the filing of a registration statement pursuant to this Agreement, whether or not filed in connection with causing the registration of Registrable Securities pursuant to this Agreement, or causing any such registration to be declared effective pursuant to this Agreement, other than such fees and expenses directly relating to supplements or amendments to registration statements filed in connection herewith.

“Parent” means, with respect to any Person, any such other Person that owns, directly or indirectly, fifty per cent. or more of the outstanding capital stock or other Equity Interests of such Person, and in the case of the Shareholder, any of the direct or indirect ultimate beneficial holders of shares of the Shareholder and any immediate family member thereof.

“Person” means any individual, corporation, partnership, trust or other entity of any nature whatsoever.

“Purchase Agreement” has the meaning given to it in the recitals.

“register”, “registered”, and “registration”, when used with respect to the capital stock of the Company, mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act which has been declared or ordered effective in accordance with the Securities Act.

“Registrable Securities” means (i) the Shares, (ii) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued) as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares, and (iii) any Common Stock issued by way of a stock split of the Shares. Shares of Common Stock shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such shares of Common Stock shall have become effective under the Securities Act pursuant to this Agreement, (B) such shares of Common Stock shall have been sold or otherwise distributed pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) the one year anniversary of the issuance of the Shares occurs, (D) such shares of Common Stock are Transferred in accordance with Section 8.1 or are otherwise no longer held by the Shareholders, or (E) such shares of Common Stock shall have ceased to be outstanding.

“Registration Deadline” has the meaning set forth in Section 2.1(a).

“Registration Expenses” means all registration, qualification, filing, printing, messenger and delivery fees and expenses and all reasonable fees and disbursements of legal counsel, accountants and other advisors relating to the registration of Registrable Securities pursuant to this Agreement, relating to causing such registration to become effective pursuant to this Agreement, and relating to causing such registration to remain effective for the time periods set forth in this Agreement, but excluding all underwriting discounts and selling commissions applicable to the registration and sale of Registrable Securities pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shareholder” or “Shareholders” means, individually or collectively, as applicable: (i) the Initial Shareholder; (ii) a Person who owns Registrable Securities pursuant to a transfer of such Registrable Securities that meets the terms and conditions set forth in Article VIII hereof and who has agreed to be bound by the terms of this Agreement; (iii) upon the death of any natural Shareholder, the executor of such Shareholder or such Shareholder’s heirs, devisees, legatees or assigns; or (iv) upon the disability of any natural Shareholder, any guardian or conservator of such Shareholder.

“Shareholder Indemnified Parties” has the meaning set forth in Section 5.1.

“Shares” has the meaning given to it in the recitals.

“Transfer” means any transfer, sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other voluntary or involuntary transfer of title or beneficial interest, whether or not for value, including, without limitation, any disposition by operation of law or any grant of a derivative or economic interest therein.

“Ultimate Parent” means, in relation to any Person, any Parent of such Person who is not a Subsidiary of another Person.

1.2 Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

ARTICLE II

REGISTRATION

2.1 Registration.

(a) Subject to applicable regulations (in particular, with respect to the age of financial statements), the Company shall as promptly as possible prepare and file with the Commission a registration statement (the “Registration Statement”) to register the Registrable Securities, but only to the extent that the Shareholder has complied with its obligations under Section 6.1 below (the “Registration”). The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective as promptly as practicable and to cause the Registrable Securities to be registered under the

Securities Act; provided that, in any event, the Registration Statement shall be declared effective and the Registrable Securities shall be registered under the Securities Act no later than the date that is thirty (30) days after the Class A Closing Date (the “Registration Deadline”).

2.2 Expenses. With respect to the Registration, the Company shall bear sole responsibility for all Registration Expenses and Non-Registration Expenses incurred in connection therewith.

2.3 Registration on Form S–3. If, at the time the Company files the Registration Statement, the Company is a registrant entitled to use Form S–3 or any successor thereto to register shares of Common Stock, then the Company shall use its commercially reasonable efforts to effect the Registration on Form S–3 or any successor thereto.

ARTICLE III

PERMITTED DELAYS IN REGISTRATION

3.1 Suspension of Company Obligations.

(a) Notwithstanding anything to the contrary herein, the Company’s obligations under Article II of this Agreement to file the Registration Statement, cause the Registrable Securities to be registered and maintain the effectiveness of the Registration Statement shall be suspended (and, to the extent applicable, the Shareholders shall suspend the disposition of any Registrable Securities pursuant to the Registration Statement) for a period not to exceed 90 days in the event that, in the good faith opinion of the Company’s Board of Directors, effecting or maintaining the effectiveness of the Registration Statement would be detrimental to any financing, acquisition, merger, disposition of assets, disposition of stock or other comparable transaction then being pursued by the Company or would require the Company to make public disclosure of information which could have an adverse effect upon the Company. The Company shall notify the Shareholders in writing of the existence of any suspension event set forth in this Section 3.1, and such notice and all facts and circumstances relating to such suspension event shall be kept confidential by the Shareholders.

ARTICLE IV

REGISTRATION PROCEDURES

4.1 Registration Procedures. The Company shall use its commercially reasonable best efforts to:

(a) cause the Registration Statement to remain effective until the earlier of (i) the one-year anniversary of the issuance of the Shares and (ii) the completion of the distribution described in the Registration Statement;

(b) furnish the Shareholders and their counsel, at such times so as to permit their reasonable review, the opportunity to review the Registration Statement, the prospectus included therein, and each amendment thereof or supplement thereto, and to consider in good faith incorporating any comments reasonably requested by the Shareholders and their counsel, provided that the Shareholders’ and their counsels’ review of such documents shall not delay the filing of the registration statement so long as such parties have been provided a reasonable time to review the same;

(c) furnish, without charge, to the Shareholders such number of copies of the registration statement, preliminary prospectus, final prospectus and other documents incident thereto as the Shareholders from time to time may reasonably request;

(d) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of all Registrable Securities;

(e) register or qualify the Registrable Securities covered by the Registration Statement under such other securities laws or state blue sky laws of such U.S. jurisdictions as shall be reasonably requested by the Shareholders for the distribution of the Registrable Securities; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to subject itself to taxation in any such states or jurisdictions wherein it would not but for the requirements of this paragraph (e) be required to do so;

(f) enter into customary agreements in form and substance reasonably satisfactory to the Company;

(g) notify the Shareholders of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any Shareholder, promptly prepare and furnish to such Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided that, upon receipt of such notice from the Company, the Shareholders will forthwith discontinue disposition of their Registrable Securities pursuant to the Registration Statement until the Shareholders receive the copies of the supplemented or amended prospectus covering the Registrable Securities (and the Shareholders shall return to the Company all copies of the unsupplemented or unamended prospectus covering the Registrable Securities);

(h) list all Registrable Securities covered by the Registration Statement on the Nasdaq or on such other securities exchange on which shares of Common Stock are then currently listed; and

(i) prevent the issuance of any order suspending the effectiveness of the Registration Statement or suspending the qualification (or exemption from qualification) of the Registrable Securities for sale in any U.S. jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending the qualification of the Registrable Securities for sale in any U.S. jurisdiction, the Company will use commercially reasonable efforts to promptly obtain the withdrawal of such order.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement under the Securities Act, the Company will indemnify, hold harmless and reimburse each participating Shareholder, each of the directors, officers, employees, managers, stockholders, partners, members, counsel, agents, trustees or representatives of such Shareholder and its Affiliates and each Person who controls any such Person, if any (collectively, “Shareholder Indemnified Parties”), against any Registration Expenses, Non-Registration Expenses, losses, claims, damages or liabilities, joint or several, to which the participating Shareholder or any such Person may become subject under the Securities Act or otherwise (collectively, “Losses”), insofar as such Losses arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement/Omission”), under which the Registrable Securities were registered under the Securities Act, in any preliminary prospectus, final prospectus or summary prospectus contained therein, or in any amendment or supplement thereto, and shall reimburse such Shareholder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be liable in any such case to the extent that any such Losses or expense arises out of or is based upon a Misstatement/Omission made in the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by any participating Shareholder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such participating Shareholder and shall survive the transfer of such securities by the Shareholder.

5.2 Indemnification by Participating Shareholders. Each of the participating Shareholders whose Registrable Securities are included in the Registration Statement, as a condition to including Registrable Securities in such Registration Statement, hereby agrees, to indemnify, hold harmless and reimburse (in the same manner and to the same extent as set forth in Section 5.1) the Company, each of its directors, officers, employees, managers, stockholders, counsel, agents or representatives and the Company’s Affiliates and each Person who controls any such Person within the meaning of the Securities Act, with respect to any Losses that arise out of or are based on any Misstatement/Omission, from such Registration Statement, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by any participating Shareholder. Notwithstanding the foregoing, the obligation to indemnify will be individual (several and not joint) to each Shareholder and will be limited to the net amount of proceeds received by such Shareholder from the sale of Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director or officer and shall survive the transfer of such securities by any participating Shareholder.

5.3 Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 5.1 or 5.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 5.1 or 5.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense of such action, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (whose approval shall not be unreasonably withheld), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the indemnified party may participate in such defense at the indemnified party’s expense, and provided, further, that all indemnified parties shall have the right to employ one counsel to represent them if, in the reasonable judgment of such indemnified parties, it is advisable for them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel for the indemnified parties. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party shall be subject to any liability for any settlement made without its written consent. The indemnifying party’s liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

5.4 Survival. The indemnification provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, (ii) survive the transfer of securities and (iii) survive the termination of this Agreement.

5.5 Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expense, loss, claim, damage or liability referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation or by any other means of allocation, unless such contribution takes into account the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 5.5, a Shareholder shall not be required to contribute any amount in excess of the amount by which (i) the amount at which the securities that were sold by such Shareholder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Shareholder has otherwise been required to pay by reason of such Misstatement/Omission or violation. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

ARTICLE VI

INFORMATION BY PARTICIPATING SHAREHOLDER

6.1 Information Regarding Participating Shareholders and their Affiliates. The Shareholders shall promptly furnish to the Company such information regarding such Shareholder and the distribution proposed by such Shareholder and its

Affiliates as the Company reasonably believes may be required in connection with any registration, qualification or compliance referred to in this Agreement.

ARTICLE VII

RULE 144 SALES

7.1 Reporting. With a view to making available to the Shareholders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities to the public without registration or through short form registration forms, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

ARTICLE VIII

RESTRICTIONS ON TRANSFER

8.1 Restrictions on Transferability.

(a) The Registrable Securities held by the Shareholders may be Transferred, in whole or in part, to any Person, provided that:

(i) there is in effect a registration statement under the Securities Act covering such proposed Transfer and such Transfer is made in accordance with such registration statement; or

(ii) such Transfer is eligible under Rule 144 or such Transfer is otherwise made in accordance with applicable securities law, and (A) the Shareholders shall have notified the Company of the proposed Transfer and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed Transfer, provided that such detailed statement is kept confidential and is not disclosed to any other Person until prior written consent from the Shareholder is given which explicitly authorizes the disclosure of the information in such detailed statement, or (B) the Shareholders provide the Company and the Company’s transfer agent with a legal opinion from independent internationally recognized legal counsel experienced in such matters, which legal opinion shall be in customary form reasonably acceptable to the Company and shall state that such Transfer is eligible under Rule 144 or is otherwise made in accordance with applicable securities laws.

(b) Any proposed Transfer of any Registrable Securities held by any Shareholder to a Known Competitor of the Company, including the circumstances surrounding such proposed Transfer, shall be disclosed in writing to the Company 10 days before such proposed Transfer is effected.

(c) Each Shareholder is aware of the following Telephone Interpretation in the SEC Manual of Publicly Available Telephone Interpretations (July 1997):

A.65. Section 5

An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

(d) The Company is required to refuse to register any transfer of the Shares which is not made in accordance with Regulation S under the Securities Act, pursuant to a registration statement under the Securities Act or pursuant to an available exemption therefrom.

8.2 Restrictions on Sales During Registration Periods. In addition to the restrictions set forth in Section 8.1, each Shareholder agrees not to, except with respect to a 100% Affiliate of an Ultimate Parent that (a) remains a 100% Affiliate of such Ultimate Parent and (b) agrees in writing to be bound by the terms and conditions of this Agreement, offer, sell (including pursuant to Rule 144), distribute, sell short, loan, grant an option for the purchase of, enter into any swap or hedge agreement in connection with, or otherwise Transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, during the 15 days prior to and the 180 days after the effective date of any underwritten public offering of the Company’s securities, unless the Company’s Board of Directors and the underwriters managing such public offering otherwise agree. The Shareholders shall not take any action with respect to any distribution deemed to be made pursuant to the Registration Statement that would constitute a violation of Regulation M under the Exchange Act

8.3 No Participation in Other Securities Offerings. The rights granted by the Company hereunder shall be the exclusive rights granted to Shareholders with respect to Registrable Securities. Except as otherwise provided herein, the Shareholders shall have no rights to participate in any offering of securities by the Company to third parties, whether such offering is effected pursuant to registration under the Securities Act or pursuant to an exemption from registration thereunder.

ARTICLE IX

COVENANTS OF THE SHAREHOLDERS

9.1 Shareholders. Each Shareholder hereby agrees (i) to cooperate with the Company and to furnish to the Company all such information regarding such Shareholder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (ii) to the extent required by the Securities Act, to deliver or cause delivery of the prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of the Registrable Securities covered by the Registration Statement from the Shareholder, and (iii) if requested by the Company, to notify the Company of any sale of Registrable Securities by such Shareholder.

ARTICLE X

TERMINATION

10.1 Termination. This Agreement and the rights provided hereunder shall terminate and be of no further force and effect with respect to each Shareholder on the date the Registrable Securities held by such Shareholder cease to be Registrable Securities pursuant to the terms of this Agreement. This Section 10.1 shall not, however, apply to the provisions of Article V of this Agreement, which shall survive the termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

11.1 Decisions or Actions of the Shareholders. For the purposes of this Agreement, an action or decision shall be deemed to have taken by all of the Shareholders if such action or decision shall have been made by Shareholders holding a majority of the Registrable Securities.

11.2 Successors and Assigns. Subject to the provisions of Section 8.1, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and transferees of the parties. If any successor, assignee or transferee of any Shareholder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

11.3 Notices. All notices and other communications provided for hereunder shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid or delivered in person or by courier, telecopier or electronic mail, and shall be deemed to have been duly given on the date on which personally delivered to, or actually received by, the party to whom such notice is to be given at its address set forth below, or at such other address for the party as shall be specified by notice given pursuant hereto:

(a) If to the Company, to:

Central European Distribution Company

3000 Atrium Way, Suite 265

Mount Laurel, New Jersey 08054

United States of America

Attn: William V. Carey, President

with a copy (which shall not constitute notice) to:

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, New York 10019

United States of America

Attn: Frank R. Adams, Esq.

Christopher P. Peterson, Esq.

(b) If to the Shareholder, to:

Mark Kaufman

16, Boulevard de la Princess Charlotte, Apt. 602,

Monaco,

Monte Carlo 98000

with a copy (which shall not constitute notice) to:

Darrois Villey Maillot Brochier

69 avenue Victor Hugo

75116 Paris

France

Attn: Ben Burman, Esq.

11.4 Governing Law. This Agreement and any controversy or claim arising out of or relating to this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws.

11.5 Jurisdiction. Each of the Company and each Shareholder hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Delaware State court or Federal court of the United States of America sitting in New York City or Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect to any such action or proceeding may be heard and determined in such New York State or Delaware State court or, to the extent permitted by law, in such Federal court. Each of the Company and each Shareholder agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in the any other manner provided by law. Each of the Company and each Shareholder hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement in any New York State, Delaware State or Federal court sitting in New York City or Delaware. Each of the Company and each Shareholder hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH OF THE COMPANY AND EACH SHAREHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.6 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts.

11.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

11.9 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

11.10 Gender and Other References. Unless the context clearly indicates otherwise, the use of any gender pronoun in this Agreement shall be deemed to include all other genders, and singular references shall include the plural and vice versa.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ William V. Carey
Name: William V. Carey
Title: President and Chief Executive Officer

MARK KAUFMAN

/s/ Mark Kaufman

Schedule A

Shareholder	Number of shares of Common Stock Issued
Mark Kaufman	959,245